Execution Copy

EMPLOYMENT AGREEMENT

DATED AS OF FEBRUARY 4, 2007

BETWEEN

THE CHILDREN’S PLACE RETAIL STORES, INC.

AND

SUSAN J. RILEY

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of February 4, 2007 (this “Agreement”), between SUSAN J. RILEY (“Executive”) and THE CHILDREN’S PLACE RETAIL STORES, INC., a Delaware corporation (“Employer”).

WHEREAS, Employer and Executive entered into a certain Offer Letter dated as of March 13, 2006 (“Offer Letter”); and

WHEREAS, this Agreement replaces and supersedes the Offer Letter in its entirety;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

SECTION 1

EMPLOYMENT OF EXECUTIVE

Employer hereby agrees to continue to employ Executive, and Executive hereby agrees to continue in the employ of Employer, upon the terms and conditions hereinafter set forth.

SECTION 2

EMPLOYMENT PERIOD

The terms of Executive’s employment under this Agreement (the “Employment Period”) shall commence as of February 4, 2007 (the “Commencement Date”) and shall continue until terminated in accordance with the provisions of Section 5.

SECTION 3

DUTIES

3.01.  Generally. During the Employment Period, Executive (i) shall be employed as Executive Vice President, Finance and Administration of Employer, (ii) shall devote all of her business time and attention to the business and affairs of Employer and other enterprises controlled by, or under common control with, Employer (collectively, the “Company”), and (iii) shall use her best efforts, skills and abilities in the diligent and faithful performance of her duties and responsibilities hereunder. As Executive Vice President, Finance and Administration of the Company, Executive shall play the role in the management of the Company’s business and affairs and shall have the authority and responsibilities provided by the resolution of the Board of Directors of Employer adopted on January 31, 2007 (including the role, authority and responsibilities, along with the Chief Executive Officer, of a principal executive officer of Employer for purposes of the pertinent filings and submissions of Employer’s under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); provided, however, that the Board of Directors of Employer may from time to time change the role, authority and responsibilities of Executive as long as (i) Executive shall continue to be the senior officer of the Company with responsibility for the Company’s financial, accounting, treasury and internal audit functions and Employer’s General Counsel shall report to Executive as well as to the Chief Executive Officer of Employer and the Board of Directors, (ii) Executive’s reporting responsibilities shall be as provided in subsection 3.02 below and (iii) the role, authority and responsibilities assigned to Executive shall be consistent with her role as a senior executive of Employer. Notwithstanding the foregoing, Executive shall have the right to (i) engage in personal investment activities for herself and her family and (ii) engage in charitable and civic activities, provided the outside activities set forth in (i) and (ii) hereof do not interfere with Executive’s performance of her duties and responsibilities hereunder. Except for Executive’s current position as a member of the board of directors of PJM Interconnection, Executive shall not serve as an officer or director of any other business corporation or as a general partner of any partnership except with the prior written approval of the Board of Directors of Employer or an authorized committee thereof.

3.02.  Reporting.  Commencing with the date hereof and until otherwise directed by the Board of Directors of Employer in accordance with the following provisions of this subsection 3.02, Executive shall report dually to the Chief Executive Officer of Employer and to the Board of Directors of Employer. In reporting to the Board of Directors of Employer, Executive shall on a regular basis report to the Chair of the Board of Directors. Notwithstanding the foregoing, in the event of a change in Chief Executive Officer of Employer after the date hereof, if the Board of Directors so provides, Executive shall report to the Chief Executive Officer of Employer. Any right, power or discretion of the Board of Directors of the Employer referred to herein, other than that referred to in subsection 5.02, may be exercised by any authorized committee of the Board of Directors of Employer, including the Compensation Committee.

3.03.  Location of Executive’s Activities; Travel. Executive’s principal place of business in the performance of her duties and obligations under this Agreement shall be in the New York metropolitan area, which includes Secaucus, New Jersey. For so long as Employer’s headquarters are located in the New York City metropolitan area, Executive’s principal place of business shall be located at such headquarters. Notwithstanding the foregoing provisions of this subsection, Executive will engage in such travel and spend time in other places as may be necessary or appropriate in furtherance of her duties hereunder.

3.04.  Compliance with Company Policies. During the Employment Period, Executive will be subject to all of the written policies, rules and regulations of which Executive is given notice applicable to senior executives of Employer and will comply with all directions and instructions of the Board of Directors of Employer.

SECTION 4

COMPENSATION

4.01.  Base Salary and Performance Bonus. For all services rendered by Executive under this Agreement, Employer shall pay to Executive during and with respect to the Employment Period, and Executive agrees to accept (in full payment), Base Salary and Performance Bonus, all as more fully described on Exhibit A, as well as the other benefits referred to in subsection 4.03, 4.04 and 4.05 below.

4.02.  Vacations. Executive shall be entitled to four weeks vacation, and additional vacation as approved by the Chief Executive Officer of Employer, in each twelve-month period worked, which shall be taken at such time or times as may be approved by the Chief Executive Officer of Employer and shall not unreasonably interfere with Executive’s performance of her duties under this Agreement.

4.03.  Equity Awards:

a.  As soon as practicable after the Commencement Date (but in no event before such time as Employer determines that Employer is in compliance with the periodic reporting requirements of Section 13(a) of the Exchange Act), Executive shall be granted, pursuant to and subject to the provisions of Employer’s Amended and Restated 2005 Equity Incentive Plan (as amended by the Board of Directors of Employer on June 23, 2006) (the “2005 Equity Plan”), a “Restricted Stock Award” for 15,000 “Restricted Shares” (as such terms are defined in the 2005 Equity Plan), which Restricted Shares shall be subject to restrictions on transfer and shall be subject to forfeiture upon a termination of employment until they vest and shall vest as follows: 5,000 Restricted Shares on the first anniversary of the date of grant and 5,000 Restricted Shares on each of the next two anniversaries thereof, except that any such Restricted Shares which are then unvested shall vest upon Executive’s death, disability or the occurrence of a Change in Control as provided by Section 13(a)(5) of the 2005 Equity Plan. Such Restricted Shares shall not be subject to any performance-based vesting requirement and shall not be Performance Awards within the meaning of the 2005 Equity Plan. Such Restricted Shares shall be granted pursuant to a Restricted Stock Award Agreement in the form approved by the Board of Directors for general use for comparable grants under the 2005 Equity Plan of Restricted Shares to senior executives.

b.  With respect to each fiscal year of Employer during the Employment Term beginning with the year beginning February 3, 2008, Executive shall be eligible for participation in Employer’s plan or program for the award of equity incentives to executives of Employer on a basis no less favorable to Executive than the basis on which any other senior executive of Employer, other than the Chief Executive Officer, is eligible to participate in such plan or program.

4.04.  Other Benefits. During the Employment Period, Executive shall be eligible to receive such employee benefits (including insurance coverage, participation in retirement, savings and stock purchase plans and perquisites) as the Company generally makes available to Employer’s senior executives from time to time. Except as otherwise specifically provided by a benefit plan or program established by the Company or as provided by separate written agreement with the Company, Executive’s Base Salary shall constitute the compensation on the basis of which the amount of Executive’s benefits under any such plan or program shall be determined.

4.05.  Expense Reimbursement.  Employer shall reimburse Executive for all business expenses reasonably incurred by her in the performance of her duties under this Agreement upon her presentation of itemized accounts of such expenses in accordance with Employer’s procedures and policies as adopted and in effect from time to time and applicable to its senior executives, provided that Employer shall be under no obligation to reimburse Executive for any such business expense presented more than 60 days after termination of Executive’s employment by Employer.

SECTION 5

TERMINATION OF EMPLOYMENT PERIOD

5.01.  Termination Without Cause. At any time during the Employment Period, by notice to the other, Employer or Executive may terminate Executive’s employment under this Agreement without having any cause therefor; provided, however, that termination by Employer pursuant to this subsection 5.01 shall require the affirmative vote of a majority of the independent members of the Board of Directors. Such notice shall specify the effective date of termination, which in the case of termination by Executive shall not be less than 30 days after the date of such notice. For purposes hereof, the “independent members” of the Board of Directors shall mean those members in office at the time who have been determined to qualify as independent directors for purposes of the listing standards of the principal U.s. securities market on which the shares of Common Stock of Employer are then traded.

5.02.  By Employer For Cause. At any time during the Employment Period, by notice to Executive, Employer may terminate Executive’s employment under this Agreement “For Cause” (as hereinafter defined), effective immediately upon the giving of such notice or at such other time as is specified in such notice; provided, however, that termination pursuant to this subsection 5.02 shall require the affirmative vote of a majority of the independent members of the Board of Directors of Employer. Such notice shall specify the cause for termination and, if the basis thereof is conduct referred to in clause (i) through (iv) of the next following sentence, Executive shall be provided a reasonable opportunity before such vote to appear before the Board of Directors to explain why her conduct either did not satisfy the provisions of such clause or, notwithstanding the provisions of such clause, termination of her employment for Cause is not warranted. For the purposes of this Agreement, “for Cause” means:

(i)  the commission by Executive of any act involving intentional dishonesty or fraud or other intentional misconduct in connection with Executive’s employment by the Company; or

(ii)  a breach by Executive of her fiduciary duties to the Company that was done without a good faith belief that she was acting in what she reasonably believed to be the best interests of the Company ; or

(iii)  any other material breach of this Agreement that Executive fails to remedy fully to the reasonable satisfaction of Employer within ten (10) business days after notice to Executive of such breach; or

(iv)  any conduct, action or behavior by Executive involving moral turpitude that has or may reasonably be expected to have a material adverse effect on the reputation or interests of the Company; or

(v)  Executive shall have been barred by a court order issued under the Exchange Act from serving as a director or officer of a company registered under Section 12 or filing reports under Section 15(d) of the Exchange Act (including an order issued upon consent without any admission of the charge) or shall have been convicted of, or have entered a plea of nolo contendere or the equivalent in respect of a charge of, any criminal act constituting a felony under the laws of the United States or any state or political subdivision thereof.

5.03.  By Executive for Good Reason. Executive may, at any time during the Employment Period by notice to the Board of Directors of Employer (delivered to the attention of the Chair of the Board), terminate the Employment Period under this Agreement for “Good Reason” effective immediately. For the purposes hereof, “Good Reason” means:

a.  any material breach by Employer of any provision of this Agreement (including any failure to pay any compensation due to Executive when and as due) which, if susceptible of being cured, is not cured within thirty (30) days of delivery of notice thereof to Employer by Executive;

b.  a demotion of Executive’s position or a material adverse change in Executive’s authority or responsibility or the assignment to Executive of duties inconsistent with Executive’s position, responsibilities, duties or status with Employer, all as provided by Section 2 (including any change in Executive’s reporting responsibilities from that provided by Section 2), except in connection with the termination of her employment on account of Disability (as hereinafter defined) or for Cause;

c.  a relocation by Employer of Executive’s place of employment to a location more than 30 miles outside the New York City metropolitan area;

d.  any purported termination of Executive’s employment for Cause which fails to satisfy the requirements of subsection 5.02 hereof.

5.04.  Disability. If during the Employment Period, Executive becomes incapable of fulfilling her obligations hereunder because of injury or physical or mental illness, and such incapacity exists for a period of at least 120 consecutive days or for shorter periods aggregating at least 180 days during any period of twelve consecutive months (“Disability”), Employer may, upon at least fifteen days’ prior written notice to Executive, terminate Executive’s employment under this Agreement. In the event of a dispute with respect to Executive’s Disability, whether or not she has been disabled shall be determined by an independent physician reasonably acceptable to both Employer and Executive or her representative.

5.05. Normal Retirement. Unless earlier terminated as provided herein, Executive’s employment hereunder shall terminate as of the end of the fiscal year of Employer following the year in which Executive reaches normal retirement age as determined in accordance with Employer’s retirement plan or policies; provided that, in the absence of a plan or policy approved by the Board of Directors providing that normal retirement shall occur at a different age, normal retirement age shall be age 65.

SECTION 6

COMPENSATION UPON TERMINATION OF EMPLOYMENT

6.01.  Compensation Upon Termination Without Cause. Subject to the provisions of subsections 6.03, 6.04 and 6.05, if (A) Executive’s employment hereunder is terminated by Employer pursuant to subsection 5.01 without Cause or (B) Executive terminates her employment with Employer pursuant to subsection 5.03 for “Good Reason,” or (C) Executive terminates her employment with Employer within one year after the occurrence of a Change in Control (other than in circumstances where Employer could terminate Executive’s employment for Cause), Executive shall be entitled, in addition to any amount of Base Salary and Performance Bonus theretofore earned but not yet paid, to (1) continuation of her Base Salary, payable in accordance with the Company’s normal payroll practices for executives, for a period of one year following such termination and (2) a pro rata portion of the Performance Bonus for Employer’s then current fiscal year based on the portion of the year elapsed through the day on which the Executive’s termination of employment occurs calculated based on the target bonus determined for Executive for such year under Employer’s Annual Management Incentive Bonus Plan; provided, however, that, if at the time notice of termination of Executive’s Employment Period is given, (i) the amount of Executive’s Performance Bonus for the previous fiscal year is not then determinable in accordance with Employer’s Annual Management Incentive Bonus Plan, the amount thereof shall be Executive’s targeted bonus amount for such year, (ii) if a determination has not yet been made of the targeted bonus amount of Executive’s Performance Bonus for the current fiscal year, the targeted bonus amount for such year shall be deemed to be the same targeted bonus amount as fixed for Executive for the previous fiscal year and (iii) if the performance target(s) for Executive for such year shall not have been fixed, the same performance target(s) as are applied under such plan to Employer’s Chief Executive Officer for such year shall apply with respect to Executive. For the avoidance of doubt, it is understood and agreed that, upon a termination of Executive’s employment without cause, she shall be entitled to a payment on account of a Performance Bonus in accordance with clause (2) of the first sentence of this subsection if, but only if, and only to the extent that, the performance target(s) for Executive set under Employer’s Annual Management Incentive Bonus Plan in respect of the fiscal year for which such payment is to be made have been or are satisfied and such payment shall be made at the time the Performance Bonus would otherwise be payable to Executive under Employer’s Annual Management Incentive Bonus Plan had Executive’s employment continued through such time. Payment to Executive of the compensation provided by this subsection is subject to execution by Executive of a general release in the form attached hereto as Exhibit B.

6.02.  Compensation Upon Termination By Reason of Death, Disability or For Cause. Subject to the provisions of subsections 6.03, 6.04 and 6.05, if Executive’s employment hereunder is terminated (A) by reason of Executive’s death or Disability, or (B) by Employer For Cause, or (C) in accordance with subsection 5.04 upon Executive reaching normal retirement age, Executive (or her estate, heirs or distributes) shall be entitled to (1) any amount of Base Salary and Performance Bonus theretofore earned but not yet paid and (2) except in the case of a termination of employment by Employer For Cause, a pro rata portion of the Performance Bonus for Employer’s then current fiscal year determined in the same manner as provided in clause (2) of the first sentence and in the second sentence of subsection 6.01. Payment to Executive of the compensation provided by this subsection is subject to execution by Executive of a general release in the form attached hereto as Exhibit B.

6.03.  Equity Awards Upon Termination. Upon any termination of Executive’s employment hereunder, Executive shall be entitled to such rights in respect of any equity awards (including, without limitation, awards of stock options, restricted shares, performance shares and any other Incentive Award under the 2005 Equity Plan or any future equity incentive plan or program of the Company) theretofore made to Executive, and to only such rights, as are provided by the plan and award agreement pursuant to which such equity awards have been granted to Executive, or other written agreement or arrangement between Executive and the Company (specifically including the right to acceleration of the vesting and delivery to Executive of the Restricted Shares referred to in subsection 4.03(a) in the event of a Change in Control of Employer); provided, however, that, in the event Executive’s employment is terminated by Employer without Cause pursuant to subsection 5.01 or by Executive for Good Reason pursuant to subsection 5.03 after such time as the performance criteria with respect to the Performance Shares under the 2005 Equity Plan held by Executive on the day hereof have been satisfied, even though a Change in Control of Employer has not occurred before such time, Executive shall be entitled to receive the Performance Shares subject to such awards not theretofore delivered to her promptly after the termination of her employment.

6.04.  Other Benefits Upon Termination. Upon any termination of Executive’s employment hereunder, Executive shall be entitled to such rights in respect of any employee benefit plan in which Executive participates (including, without limitation, health and life insurance coverage and participation in retirement, savings, deferred compensation and stock purchase plans but excluding any plan or program providing for equity awards referred to in subsection 6.03 or any plan or program referred to in subsection 6.05), and to only such rights, as are provided by such plan or program in the prevailing circumstances (and to any other rights as may be provided by any other written agreement or arrangement with the Company in respect of a termination of her employment approved by the Board of Directors and applicable in the prevailing circumstances).

6.05.  No Other Compensation Upon Termination of Employment; No Limit to Company’s Right of Offset. Executive shall not be entitled to any benefit or compensation following termination of her employment hereunder except as set forth in this Section 6, if applicable, notwithstanding any severance plan or policy that may otherwise apply to Company employees. Executive’s entitlement hereunder to receive any payment upon a termination of her employment shall not limit any right or claim the Company may have against Executive by reason of any conduct by Executive that constituted grounds for termination of her employment For Cause or that may otherwise have given rise to a right of the Company to damages against or a refund of benefits improperly received by Executive.

6.06.  Definition of Change in Control. As used in this Agreement, “Change in Control” means the occurrence during the Employment Term of any of the following events:

(i)  the sale to any purchaser of (A) all or substantially all of the assets of Employer or (B) capital stock representing more than 50% of the stock of Employer entitled to vote generally in the election of directors of Employer; or

(ii)  the merger or consolidation of Employer with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving or resulting corporation in such merger or consolidation is held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the outstanding securities of Employer; or

(iii)  there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d) (2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the voting stock of Employer entitled to vote generally in the election of directors; or

(iv)  Employer files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of Employer has occurred.

SECTION 7

EXCLUSIVITY OF SERVICES, CONFIDENTIAL INFORMATION
AND RESTRICTIVE COVENANTS

7.01.  Exclusivity of Services; Use of Name. During the Employment Period and continuing through the first anniversary of the date in which Executive ceases to be an employee of the Company (the “Covenant Period”), Executive will not:

(i)  promote, participate or engage in any business on behalf of any “Direct Competitor” (as hereinafter defined) of the Company, whether Executive is acting as owner, partner, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, consultant or in any other capacity whatsoever; provided, however, that this will not prevent Executive from holding for investment up to 1% of any class of stock or other securities quoted or dealt in on a recognized stock exchange. For purposes of this Section, a “Direct Competitor” of the Company means (A) any division of The Gap, Inc. or any person under common control with The Gap, Inc. that is engaged in the retail sale of children’s apparel, (B) any division of The Limited, Inc. or any person under common control with The Limited, Inc. that is engaged in the retail sale of children’s apparel, (C) Gymboree or Kids R Us or any Person under common control with Gymboree or Kids R Us, as the case may be, or (D) any other Person engaged in the retail sale of children’s apparel.

(ii)  directly or indirectly employ (other than on behalf of the Company), solicit or entice away any director, officer or employee of the Company; or

(iii)  induce or attempt to induce any Person doing business with the Company to cease doing business with the Company; or

(iv)  use the name of the Company in the conduct of any business activities (except in furtherance of the Company’s business) or for Executive’s personal use without the prior written consent of the Company.

7.02.  Confidential and Proprietary Information; Work Product; Warranty.

a.  Confidentiality. Executive acknowledges and agrees that there are certain trade secrets and confidential and proprietary information (collectively, “Confidential Information”) which have been developed by the Company and which are used by the Company in its business. Confidential Information shall include, without limitation: (i) customer lists and supplier lists; (ii) the details of the Company’s relationships with its customers, including the financial relationship with a customer; (iii) the Company’s marketing and development plans, business plans; and (iv) other information proprietary to the Company’s business. Executive shall not, at any time during or after her employment hereunder, use or disclose such Confidential Information, except to authorized representatives of the Company or as required in the performance of her duties and responsibilities hereunder. Executive shall return all Company property, such as computers, software and cell phones, and documents (and any copies including in machine or human-readable form), to the Company when her employment terminates. Executive shall not be required to keep confidential any information, which is or becomes publicly available or is already in her possession (unless obtained from the Company). Further, Executive shall be free to use and employ her general skills, know-how and expertise, and to use, disclose and employ any generalized ideas, concepts, know-how, methods, techniques or skills, including those gained or learned during the course of the performance of any services hereunder, so long as she applies such information without disclosure or use of any Confidential Information. Executive hereby acknowledges that her employment under this Agreement does not conflict with, or breach any existing confidentiality, non-competition or other agreement to which Executive is a party or to which she may be subject.

b.  Work Product. Executive agrees that all copyrights, patents, trade secrets or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by her during her employment by the Company and for a period of 6 months thereafter, that (i) relate, whether directly or indirectly, to the Company’s actual or anticipated business, research or development or (ii) are derived from any work performed by Executive on the Company’s behalf, shall, to the extent possible, be considered works made for hire within the meaning of the Copyright Act (17 U.S.C. § 101 et seq.) (the “Work Product”). All Work Product shall be and remain the property of the Company. To the extent that any such Work Product may not, under applicable law, be considered works made for hire, Executive hereby grants, transfers, assigns, conveys and relinquishes, and agrees to grant, transfer, assign, convey and relinquish from time to time, on an exclusive basis, all of her right, title and interest in and to the Work Product to the Company in perpetuity or for the longest period otherwise permitted by law. Consistent with her recognition of the Company’s absolute ownership of all Work Product, Executive agrees that she shall (i) not use any Work Product for the benefit of any party other than the Company and (ii) perform such acts and execute such documents and instruments as the Company may now or hereafter deem reasonably necessary or desirable to evidence the transfer of absolute ownership of all Work Product to the Company; provided, however, if following ten (10) business days’ written notice from the Company, Executive refuses, or is unable, due to disability, incapacity, or death, to execute such documents relating to the Work Product, she hereby appoints any of the Company’s officers as her attorney-in-fact to execute such documents on her behalf. This agency is coupled with an interest and is irrevocable without the Company’s prior written consent.

c.  Warranty. Executive represents and warrants to the Company that (i) there are no claims that would adversely affect her ability to assign all right, title and interest in and to the Work Product to the Company; (ii) the Work Product does not violate any patent, copyright or other proprietary right of any third party; (iii) Executive has the legal right to grant the Company the assignment of her interest in the Work Product as set forth in this Agreement; and (iv) he has not brought and will not bring to her employment hereunder, or use in connection with such employment, any trade secret, confidential or proprietary information of another, or computer software, except for software that he has a right to use for the purpose for which it shall be used, in her employment hereunder.

7.03.  Injunctive Relief. Executive acknowledges that a breach or threatened breach of any of the terms set forth in this Section 7 shall result in an irreparable and continuing harm to the Company for which there shall be no adequate remedy at law. The Company accordingly shall, without posting a bond, be entitled to seek, and Executive shall not object to the Company obtaining, injunctive and other equitable relief against any such breach or threatened breach, in addition to any other remedies available to the Company.

7.04.  Essential and Independent Agreements. It is understood by the parties hereto that Executive’s obligations and the restrictions and remedies set forth in this Section 7 are essential elements of this Agreement and that, but for her agreement to comply with and/or agree to such obligations, restrictions and remedies, the Company would not have entered into this Agreement or continue her employment on the terms provided hereby. Executive’s obligations and the restrictions and remedies set forth in this Section 7 are independent agreements and the existence of any claim or claims by her against the Company under this Agreement or otherwise will not excuse her breach of any of her obligations or affect the restrictions and remedies set forth under this Section 7.

7.05.  Survival of Terms; Representations. Executive’s obligations under this Section 7 hereof shall remain in full force and effect notwithstanding the termination of Executive’s employment. Executive acknowledges that whe is sophisticated in business, and that the restrictions and remedies set forth in this Section 7 do not create an undue hardship on her and will not prevent her from earning a livelihood. She further acknowledges that she has had a sufficient period of time within which to review this Agreement, including this Section 7, with an attorney of her choice and she has done so to the extent she desired. Executive and the Company agree that the restrictions and remedies contained in this Section 7 are reasonable and necessary to protect the Company’s legitimate business interests regardless of the reason for or circumstances giving rise to a termination of Executive’s employment by Employer and that she and the Company intend that such restrictions and remedies shall be enforceable to the fullest extent permissible by law. Executive agrees that, given the scope of the Company’s business and the sophistication of the dissemination of information relating to the Company’s business, any further geographic limitation on such remedies and restrictions would deny the Company the protection to which it is entitled hereunder. If it shall be found by a court of competent jurisdiction that any such restriction or remedy is unenforceable but would be enforceable if some part thereof were deleted or modified, then such restriction or remedy shall apply with such modification as shall be necessary to make it enforceable to the fullest extent permissible under law.

7.06.  Mutually Non-Disparagement. Upon any termination of Executive’s employment by the Company, neither Executive nor any executive of Employer will make or authorize any public statement disparaging the other in its or her business interests and affairs. Notwithstanding the foregoing, neither party shall be (i) required to make any statement that it or he believes to be false or inaccurate, or (ii) restricted in connection with any litigation, arbitration or similar proceeding or with respect to its response to any legal process.

7.07.  Other Duties of Executive During and After Employment Period. Both during and after the Employment Period, Executive shall, upon reasonable notice, furnish such information as may be in her possession to, and cooperate with, the Company as may reasonably be requested by the Company in connection with any investigation or litigation in respect of which the Company is or may be a subject or party.

7.08.  Breaches of Provisions. If Executive breaches any of the provisions of this Section 7 then, and in any such event, without limiting Employer’s right to pursue any other remedies available to Employer, Employer shall be entitled to offset against payment to Executive of any termination compensation payable to Executive pursuant to subsections 6.01, 6.02 or 6.03, including any earned prior to Employer’s discovery of such breach.

SECTION 8

MISCELLANEOUS

8.01.  Notices. Any notice, consent, or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended by personal delivery or certified mail, postage paid, , at the address of such party set forth below or at such other address as either party shall designate by notice given to the other in the manner provided herein.

If to Employer:

The Children’s Place Retail Stores, Inc.
915 Secaucus Road
Secaucus, New Jersey 07094
Attention: Chief Executive Officer

with copies to:

The Children’s Place Retail Stores, Inc.
915 Secaucus Road
Secaucus, New Jersey 07094
Attention: General Counsel

and

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Robert L. Messineo, Esq.

If to Executive:

Susan J. Riley
424 East 52nd Street
New York, New York 10022

with a copy to:

Fried Frank Harris Shriver & Jacobson
1001 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2505
Attention: Dixie L. Johnson, Esq.

8.02.  Tax Withholding. Employer is authorized to withhold from any payment to be made hereunder to Executive such amounts for income tax, social security, unemployment compensation, excise taxes and other taxes and penalties as in the judgment of Employer is required to comply with applicable laws and regulations.

8.03.  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, as applicable to agreements made and to be performed therein, without reference to principles, policies or provisions thereof concerning conflicts of law.

8.04.  Legal Expenses. Employer shall reimburse Executive for the legal expenses (including attorney’s fees and disbursements) actually and reasonably incurred by Executive in connection with the negotiation, execution and delivery of this Agreement and, in the event of any dispute between Employer and Executive regarding Executive’s employment hereunder, any legal expenses and court costs actually and reasonably incurred by Executive in connection with such dispute to the extent that Executive shall ultimately be successful in such dispute.

8.05.  References to Sections and Subsections; Headings. All references herein to sections or subsections are to the sections or subsections of this Agreement unless otherwise specified. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement. Should any provision of this Agreement require judicial interpretation, the court interpreting or construing the same shall not construe the provision against any party by reason of the rule of interpretation that a document is to be construed more strictly against the party who prepared the same.

8.06.  Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach by such other party.

8.07.  Assignment. This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that Employer may assign this Agreement to any of its affiliates or in connection with the reorganization, merger or sale of Employer or the sale of substantially all the assets of Employer, and the provisions of this Agreement shall inure to the benefit of, and be binding upon, each successor of Employer, whether by merger, consolidation, transfer of all or substantially all of its assets or otherwise.

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8.08.  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

8.09.  Severability. If any provision of this Agreement or part thereof, is held to be unenforceable, the remainder of such provisions of this Agreement, as the case may be, shall nevertheless remain in full force and effect.

8.10.  Entire Agreement and Integration. Except insofar as explicit reference is made herein to other agreements or documents, this Agreement contains the entire agreement and understanding between Employer and Executive with respect to the subject matter hereof. This Agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Chuck Crovitz
Chuck Crovitz Chair, Compensation Committee of the Board of Directors Dated: April 16, 2007

SUSAN J. RILEY

/s/ Susan J. Riley

Exhibit A

COMPENSATION

A. Base Salary: Executive’s annual salary rate shall initially be $525,000 per year, payable in equal installments not less frequently than monthly during each year of the Employment Period. Executive’s annual salary rate shall be subject to annual review by the Board of Directors and to increase by action of the Board of Directors in its discretion and, to the extent increased, such increased salary rate shall thereafter apply for purposes of the Agreement; provided that the Board of Directors may reduce such increased annual rate to a degree proportionate to that applied to all other executive officers of the Company upon a finding that such action is warranted in the best interests of the Company.

B. Performance Bonus:

(1) In respect of each fiscal year during the Employment Period, Executive shall be entitled to participate in, and to an opportunity to receive a “Performance Bonus” pursuant to, Employer’s “Annual Management Incentive Bonus Plan” in effect for such year on the terms hereinafter provided. The “Annual Management Incentive Bonus Plan” shall mean the Annual Management Incentive Bonus Plan approved by Employer’s stockholders on June 22, 2006, as such plan may be amended in accordance with its terms, or any successor plan of a like nature approved by Employer’s stockholders or, if in respect of any fiscal year during the Term, Employer’s stockholders have not approved any such plan, such plan as the Board of Directors shall apply with respect to the payment of performance-based bonuses to the senior executives of Employer. In respect of each year during the Employment Period Executive shall be entitled to participate in the Annual Management Incentive Bonus Plan on a basis no less favorable to Executive than that on which any other executive of Employer, other than the Chief Executive Officer of Employer, participates in such plan; provided that Executive shall be eligible for each year during the Employment Period for an annual bonus under the plan (subject to attainment of the performance levels specified for such year pursuant to the plan) in an amount not less than 50% of Executive’s Base Salary. Bonuses shall be payable under the Annual Management Incentive Bonus Plan on the terms provided therein, subject to the provisions of subsections 6.01 and 6.02.

(2) Nothing contained in this section B or in any other provision of the Agreement shall restrict the ability of Employer to pay to Executive a bonus or any other form of incentive compensation in addition to that provided by the foregoing paragraph (1). In the event Employer shall establish any other plan or program pursuant to which bonuses are paid to executives of Employer (other than the Chief Executive Officer), Executive shall be entitled to participate therein and to have an opportunity to receive a bonus under such plan or program on a basis not materially less favorable to Executive than the basis on which any other executive of Employer (other than the Chief Executive Officer) is entitled to participate in, and to have an opportunity to receive a bonus under, such plan or program.

Exhibit B1

FORM OF RELEASE

THIS RELEASE (the “Release”) is entered into by __________ (the “Executive).

WHEREAS, the Executive and The Children’s Place Retail Stores, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), have entered into an Employment Agreement dated as February 4, 2007 (the “Employment Agreement”); and

WHEREAS, the Executive’s employment has been terminated by the Company or by the Executive or upon Executive’s death or disability and as such the Executive is due certain payments and entitlements pursuant to the Employment Agreement subject to the Executive’s executing this Release;

NOW, THEREFORE, in consideration of the payments set forth in the Employment Agreement and other good and valuable consideration, the Executive agrees as follows:

The Executive, on behalf of himself and his dependents, heirs, administrators, agents, executors, successors and assigns (the “Executive Releasees”), hereby releases and forever discharges the Company and its affiliated companies and their past and present parents, subsidiaries, successors and assigns (the “Company Affiliated Parties”) and all of the Company Affiliated Parties’ past and present directors, officers, employees, agents and their successors and assigns (but as to any such individual or agent, only in connection with, or in relationship to, his or its capacity as a director, officer, employee, agent, successor or assign of any Company Affiliated Party and not in connection with, or in relationship to, his or its personal capacity unrelated to any Company Affiliated Party) (collectively, the “Company Releasees”), from any and all claims, demands, obligations, liabilities and causes of action of any kind or description whatsoever, in law, equity or otherwise, whether known or unknown, that any Executive Releasee had, may have had or now has against the Company or any other Company Releasee, as of the date of the execution of this Release by the Executive, arising out of or relating to the Executive’s employment relationship, or the termination of that relationship, with the Company or any affiliate, including, but not limited to, any claim, demand, obligation, liability or cause of action arising under any Federal, state, or local employment law or ordinance (including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866, 1871, 1964 or 1991, the Equal Pay Act, the Americans with Disabilities Act of 1991, the National Labor Relations Act, the Fair Labor Standards Act of 1938, the Workers Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974, as amended (other than any claim for vested benefits), the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers’ Benefit Protection Act of 1990 and the Consolidated Omnibus Budget Reconciliation Act of 1985), tort, contract or any alleged violation of any other legal obligation. Anything to the contrary notwithstanding in this Release or the Employment Agreement, nothing herein shall release any Company Releasee from any claims or damages based on (i) any right or claim that arises after the date the Executive executes this Release, (ii) any right the Executive may have to payments, benefits or entitlements under the Employment Agreement or any applicable plan, policy, program or arrangement of, or other agreement with, the Company or any affiliate, (iii) the Executive’s eligibility for indemnification in accordance with applicable laws or the certificate of incorporation or by-laws of Company or its affiliates or under any applicable insurance policy with respect to any liability the Executive incurs or has incurred as a director, officer or employee of the Company or any affiliate or (iv) any right the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive as a result of any act or failure to act for which the Executive and any Company Releasee are jointly liable.

_________________
1  To be appropriately modified if entered into by Executive’s estate or guardian.

The Executive acknowledges that he has been provided a period of at least 21 calendar days in which to consider and execute this Release. The Executive further acknowledges and understands that he has seven calendar days from the date on which he executes this Release to revoke his agreement by delivering to the Company written notification (in accordance with Section 16 of the Employment Agreement) of his intention to revoke this Release. This Release becomes effective when signed by the Executive unless revoked in writing by the Executive in accordance with this seven-day provision. To the extent that the Executive has not otherwise done so, the Executive is advised to consult with an attorney prior to executing this Release.

This Release shall be governed by and construed and interpreted in accordance with the internal laws of State of Delaware, as applicable to agreements made and to be performed therein, without reference to principles, policies or provisions thereof concerning conflicts of law.

IN WITNESS WHEREOF, the Executive has executed this Release as of the date indicated below.

Susan J. Riley Date:____________________